Exhibit 11

                         COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's, Inc. for the three months ended November 30, 1999 and 1998.

     Three months ended November 30, 1999

     22,420,375 x shares outstanding for 91 days                2,040,254,125
     Divided by the number of days in the period                           91
                                                                _____________
                                                                   22,420,375


     Three months ended November 30, 1998

     23,270,675 x shares outstanding for 52 days                1,210,075,100
     23,163,097 x shares outstanding for  9 days                  208,467,873
     22,870,798 x shares outstanding for 30 days                  686,123,940
                                                               ______________
                                                                2,104,666,913
     Divided by the number of days in the period                           91
                                                               ______________
                                                                   23,128,208